                                                                    EXHIBIT 4(G)

================================================================================

                               DEPOSIT AGREEMENT

                                     AMONG


                            AMSOUTH BANCORPORATION


                             [NAME OF DEPOSITARY],
                                 as Depositary

               and the several Holders of the Depositary Shares


                              ___________________


                         Dated as of ________ __, 19__


                              ___________________


================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  Definitions
                                  -----------
     SECTION 1.1.  Definitions ..........................................   1

                                  ARTICLE II

          Form of Receipts, Deposit of Stock, Execution and Delivery,
          -----------------------------------------------------------
                Transfer, Surrender and Redemption of Receipts
                ----------------------------------------------


     SECTION 2.1.  Form and Transfer of Receipts.........................   3
     SECTION 2.2.  Deposit of Stock; Execution and Delivery of Receipts
                    in Respect Thereof...................................   4
     SECTION 2.3.  Redemption of Stock...................................   5
     SECTION 2.4.  Registration of Transfer of Receipts..................   6
     SECTION 2.5.  Split-ups and Combinations of Receipts; Surrender of
                    Depositary Shares and Withdrawal of Stock............   6
     SECTION 2.6.  Limitations on Execution and Delivery, Transfer,
                    Surrender and Exchange of Receipts...................   7
     SECTION 2.7.  Lost Receipts, Etc....................................   8
     SECTION 2.8.  Cancellation and Destruction of Surrendered Receipts..   8

                                  ARTICLE III

                      Certain Obligations of the Holders
                      ----------------------------------
                          of Receipts and the Company
                          ---------------------------

     SECTION 3.1.  Filing Proofs, Certificates and Other Information.....   8
     SECTION 3.2.  Payment of Taxes or Other Governmental Charges........   9
     SECTION 3.3.  Warranty as to Stock..................................   9

                                  ARTICLE IV

                       The Deposited Securities; Notices
                       ---------------------------------

     SECTION 4.1.  Cash Distributions....................................   9
     SECTION 4.2.  Distributions Other than Cash.........................  10
     SECTION 4.3.  Subscription Rights, Preferences or Privileges........  11

     SECTION 4.4.  Notice of Dividends, Etc.; Fixing of Record Date for
                    Holders of Depositary Shares.........................  12
     SECTION 4.5.  Voting Rights.........................................  12
     SECTION 4.6.  Changes Affecting Deposited Securities and
                    Reclassifications, Recapitalizations, Etc............  13
     SECTION 4.7.  Delivery of Reports...................................  13
     SECTION 4.8.  List of Holders.......................................  13

                                   ARTICLE V

                   The Depositary, the Depositary's Agents,
                   ----------------------------------------
                         the Registrar and the Company
                         -----------------------------

     SECTION 5.1.  Maintenance of Offices, Agencies and Transfer
                    Books by the Depositary; Registrar...................  14
     SECTION 5.3.  Obligations of the Depositary, the Depositary's Agents,
                    any Registrar and the Company........................  15
     SECTION 5.4.  Resignation and Removal of the Depositary;
                    Appointment of Successor Depositary..................  16
     SECTION 5.5.  Corporate Notices and Reports.........................  17
     SECTION 5.6.  Indemnification by the Company........................  18
     SECTION 5.7.  Charges and Expenses..................................  18

                                  ARTICLE VI

                           Amendment and Termination
                           -------------------------

     SECTION 6.1.  Amendment.............................................  18
     SECTION 6.2.  Termination...........................................  19

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     SECTION 7.1.  Counterparts..........................................  20
     SECTION 7.2.  Exclusive Benefit of Parties..........................  20
     SECTION 7.3.  Invalidity of Provisions..............................  20
     SECTION 7.4.  Notices...............................................  20
     SECTION 7.5.  Depositary's Agents...................................  21
     SECTION 7.6.  Holders of Receipts Are Parties.......................  21
     SECTION 7.7.  Governing Law.........................................  21

     SECTION 7.8.  Inspection of Agreement...............................  21
     SECTION 7.9.  Headings..............................................  21

     DEPOSIT AGREEMENT, dated as of _______________, 19__, among AmSouth Bancorporation, a Delaware corporation, (the "Company") ________________, a ______________________, as Depositary, and the holders from time to time of the Depositary Shares referred to herein.

                             W i t n e s s e t h:
                             -------------------

     Whereas, it is desired to provide, as set forth in this Agreement, for the deposit of shares of ___% Preferred Stock, Series __ ($____ Liquidation Preference), without par value, of the Company with the Depositary (as defined below) for the purposes set forth in this Agreement and for the issuance hereunder of Receipts (as defined below) evidencing Depositary Shares (as defined below) in respect of the Stock (as defined below) so deposited;

     Now, Therefore, in consideration of the premises, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

     Section 1.1. Definitions.

     For all purposes of this Deposit Agreement and the Receipts, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

     (3) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Agreement; and

     (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

   The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Agreement and the Receipts:

  "Agreement" shall mean this Deposit Agreement, as modified, amended or supplemented from time to time.

  "Certificate of Designations" shall mean the Certificate of Designations filed with the Secretary of State of Delaware establishing the Stock as a series of Preferred Stock, without par value, of the Company.

  "Company" shall mean AmSouth Bancorporation, a Delaware corporation, and its successors.

  "Depositary" shall mean ____________________, and any successor as Depositary hereunder.

  "Depositary Shares" shall mean the depositary shares provided for herein, each representing a [one-tenth] interest in a share of the Stock and evidenced by a Receipt.

  "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.5.

  "Depositary's Office" shall mean the office of the Depositary at ____________________, ____________________, ____________________, at which at any particular time its depositary receipt business shall be administered.

  "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form.

  "Record Holder", with respect to a Depositary Share, shall mean the person in whose name a Receipt evidencing such Depositary Share is registered on the books of the Depositary maintained for such purpose.

  "Redemption Date" shall have the meaning assigned to such term in Section 2.3(a).

  "Redemption Price" shall have the meaning assigned to such term in Section 2.3(b).

  "Registrar" shall mean any bank or trust company that is appointed to register ownership and transfers of Receipts as herein provided.

  "Securities" shall have the meaning assigned to such term in Section 3.2.

  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "Stock" shall mean shares of the Company's ___% Preferred Stock, Series __ ($____ Liquidation Preference), without par value.


                                  ARTICLE II

          Form of Receipts, Deposit of Stock, Execution and Delivery,
          -----------------------------------------------------------
                 Transfer, Surrender and Redemption of Receipts
                 ----------------------------------------------

  Section 2.1. Form and Transfer of Receipts.

  (a) Definitive Receipts shall be engraved or printed or lithographed and shall be substantially in the form set forth in Exhibit A annexed to this Agreement, with appropriate insertions, modifications and omissions, as provided below. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts that are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine to be necessary or appropriate, as conclusively evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary shall cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office of the Depositary described in Section 2.2(c), without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as are represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement and with respect to the Stock as definitive Receipts.

  (b) Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are counter-signed by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

  (c) Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement as may be required by the Company or the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

  (d) Title to Depositary Shares evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Depositary Share shall be registered on the books of the Depositary as provided in Section 2.4, the Company, the Depositary and their respective agents may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Agreement and for all other purposes.

  Section 2.2. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof.

  (a) Subject to the terms and conditions of this Agreement, the Company may from time to time deposit shares of Stock under this Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form reasonably satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares relating to such deposited Stock.

  (b) Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places [within the State of __________] as the Depositary shall determine.

  (c) Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required in Section 2.2(a), and upon registration of the Stock so deposited on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in Section 2.2(a), a Receipt or Receipts for the number of Depositary Shares relating to the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

  (d) Other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited hereunder not more than ____________________ shares of Stock.

  Section 2.3 Redemption of Stock.

  (a) Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such proposed redemption, by first-class mail, postage prepaid, not less than 40 or more than 70 days prior to the date fixed for redemption of Stock (the "Redemption Date") in accordance with Section ___ of the Certificate of Designations. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed, plus any accrued and unpaid dividends thereon, the Depositary shall redeem the Depositary Shares relating to such Stock. The Depositary shall mail notice of the redemption of such Stock and the proposed simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed, by first-class mail, postage prepaid, not less than 30 and not more than 60 days prior to the Redemption Date, to the Record Holders of the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if fewer than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed;
(iii) the Redemption Price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and
(v) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accrue and accumulate at the close of business on such Redemption Date. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata, as may be determined by the Depositary to be equitable.

  (b) If notice has been mailed by the Depositary as required by Section 2.3(a), then from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in Section 2.3(a)) [all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue and accumulate,] the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Redemption Price) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a price per Depositary Share (the "Redemption Price") equal to the proportionate part of the redemption price per share paid in respect of the shares of Stock plus all money and other property, if any, paid with respect to such shares of Stock, including all amounts paid by the Company in respect of dividends that on the Redemption Date, have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid. The foregoing shall be subject further to the terms and conditions of the Certificate of Designations.

  (c) If fewer than all the Depositary Shares evidenced by a Receipt shall be called for redemption, the Depositary shall deliver to the holder of such Receipt, together with the payment of the Redemption Price, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

  Section 2.4. Registration of Transfer of Receipts. Subject to the terms and conditions of this Agreement, the Depositary shall register on its books from time to time transfers of Depositary Shares upon any surrender of the Receipt or Receipts evidencing such Depositary Shares by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

  Section 2.5. Split-ups and Combinations of Receipts; Surrender of Depositary Shares and Withdrawal of Stock.

  (a) Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

  (b) Any holder of Depositary Shares may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, underlying such Depositary Shares by surrendering Receipts evidencing such Depositary Shares at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, underlying the Depositary Shares so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Receipts evidencing Depositary Shares therefor. If a Receipt delivered by a holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares relating to other than a number of whole shares of Stock, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by delivery of such certificates, documents of title and other instruments as the Depositary may deem reasonably appropriate.

  (c) If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Depositary Shares evidenced by the Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer.

  (d) Delivery of the Stock and money and other property, if any, underlying the Depositary Shares surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Depositary Shares and for the account of such holder, such delivery may be made at such other place as may be designated by such holder.

  Section 2.6. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

  (a) As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Agreement.

  (b) The delivery of Receipts against Stock may be suspended, the registration of transfer of Depositary Shares may be refused and the registration of transfer, surrender or exchange of outstanding Depositary Shares may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Agreement.

  Section 2.7. Lost Receipts, Etc. If any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the surrender of such mutilated Receipt at the Depositary's Office or such other offices as the Depositary may designate for such purpose, and the filing by the Registered Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, or the authenticity of such mutilated Receipt and of his or her ownership thereof and (ii) the furnishing to the Depositary of reasonable indemnification satisfactory to it.

  Section 2.8. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the

Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so canceled.


                                  ARTICLE III

                       Certain Obligations of the Holders
                       ----------------------------------
                          of Receipts and the Company
                          ---------------------------

  Section 3.1. Filing Proofs, Certificates and Other Information. Any Registered Holder of a Depositary Share may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Depositary Share or the withdrawal of any Stock underlying Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

  Section 3.2. Payment of Taxes or Other Governmental Charges. Holders of Depositary Shares shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Depositary Share or any withdrawal of Stock and delivery of all money or other property, if any, underlying such Depositary Share may be refused until any such payment due is made, and any dividends or other distributions may be withheld or all or any part of the Stock or other property relating to such Depositary Shares and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Depositary Share remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts, and the Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely
(i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with Federal (and other applicable) taxing authorities. If the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the request of the Company and as instructed by the Company, pursue its rights against such holder at the Company's expense.

  Section 3.3. Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of the Receipts.


                                    ARTICLE IV

                       The Deposited Securities; Notices
                       ---------------------------------

  Section 4.1. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall[, subject to Sections 3.1 and 3.2,] distribute to the Record Holders of the Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders; provided, however, that if the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or governmental charges or if as otherwise required pursuant to law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Depositary Shares then outstanding.

  Section 4.2. Distributions Other than Cash. Whenever the Depositary shall receive any distribution other than cash on the Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to the Record Holders of the Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or governmental charges) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

The net proceeds of any such sale shall[, subject to Sections 3.1 and 3.2,] be distributed or made available for distribution, as the case may be, by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

  Section 4.3. Subscription Rights, Preferences or Privileges.

  (a) If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Depositary Shares in such manner as the Depositary may determine, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or, after consultation with the Company, not feasible to make such rights, preferences or privileges available to holders of Depositary Shares by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Depositary Shares who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to the Record Holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

  (b) If registration under the Securities Act of 1933 of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Shares to be offered or sold the securities to which such rights, preferences or privileges relate, the Company shall file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and [use its best efforts and] take all [reasonable] steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Depositary Shares any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of such Act.

  (c) If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to the holders of Depositary Shares, the Company shall use its [best] efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

  Section 4.4. Notice of Dividends, Etc.; Fixing of Record Date for Holders of Depositary Shares. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or any solicitation of consents in respect of the Stock or any call for redemption of any shares of Stock, or of which holders of Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Depositary Shares who shall be entitled to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to receive notice of such meeting or any such call for redemption.

  Section 4.5. Voting Rights. Upon receipt of notice of any meeting at which the holders of the Stock are entitled to vote or any solicitation of consents in respect of the Stock, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Depositary Shares a notice, which shall contain
(i) such information as is contained in the notice of meeting or solicitation given to the holders of the Stock and (ii) a statement informing Record Holders of Depositary Shares that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Depositary Shares on the record date established in accordance with Section 4.4, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock underlying the Depositary Shares as to which any particular voting or consent instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Depositary Share, the Depositary will vote such Stock or cause such Stock to be voted in accordance with the recommendation of the Company.

  Section 4.6. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, Etc. Upon any change in par or liquidation value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of, and shall, upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of the Stock, in each case as may be necessary fully to reflect the effects of such change in par or liquidation value, split-up, combination or other reclassification of the Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation and (ii) treat any securities that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock, as new deposited securities so received in exchange for or upon conversion of or in respect of such Stock and Receipts then outstanding shall thenceforth represent the proportionate interest of holders thereof in the new deposited property so received in exchange for or upon conversion of or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

  Section 4.7. Delivery of Reports. The Depositary will forward to the Record Holders of Depositary Shares, at their respective addresses appearing in the Depositary's books, all notices, reports and communications received from the Company that are delivered to the holders of Depositary Stock, the Depositary Shares or the Receipts.

  Section 4.8. List of Holders. Promptly, upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Depositary Shares are registered on the books of the Depositary or Registrar, as the case may be.

                                  ARTICLE V

                   The Depositary, the Depositary's Agents,
                   ----------------------------------------
                         The Registrar and the Company
                         -----------------------------

  Section 5.1. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

  (a) Upon execution of this Agreement, the Depositary shall establish and maintain at the Depositary's Offices, or at the office of any Registrar at which the Depositary shall have complete access to all books and records maintained on the Company's behalf in respect of this Agreement, the Depositary Shares or the Receipts, facilities for the execution and delivery, surrender and exchange of Receipts and the registration and registration of transfer of Depositary Shares, and at the offices of the Depositary's Agents, if any, facilities for the delivery, surrender and exchange of Receipts and the registration of transfer of Depositary Shares, all in accordance with the provisions of this Agreement. The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Depositary Shares, which books at all reasonable times shall, upon written demand under oath stating the purpose thereof, be open for inspection for any purpose reasonably related to the Record Holder's interest as a holder of Depositary Shares by the Record Holders of Depositary Shares. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

  (b) The Depositary shall make available for inspection by holders of Receipts at the Depositary's Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and made generally available to the holders of Stock.

  (c) If the Receipts or the Depositary Shares evidenced thereby or the Stock underlying such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulations.

  Section 5.2. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, any Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Depositary Share if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary's Agent or any Registrar, by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation, as amended (including the Certificate of Designations) or, in the case of the Company, the Depositary, any Depositary's Agent or any Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, any Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Depositary Share (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence, bad faith or willful misconduct of the party charged with such exercise or failure to exercise.

  Section 5.3. Obligations of the Depositary, the Depositary's Agents, any Registrar and the Company.

  (a) Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Agreement to holders of Depositary Shares other than that each agrees to use good faith in the performance of such duties as are specifically set forth in this Agreement and assumes liability for its negligence, bad faith or willful misconduct.

  (b) Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion subject it to expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

  (c) Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Depositary Share or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's

Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

  (d) The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote, as long as any such action or non-action by the Depositary is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence or bad faith.

  (e) The Depositary, the Depositary's Agents, any Registrar and the Company may own and deal in any class of securities of the Company and its affiliates and in Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

  (f) The Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of ______, with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

  Section 5.4. Resignation and Removal of the Depositary; Appointment of Successor Depositary.

  (a) The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided in Section 5.4(c).

  (b) The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided in Section 5.4(c).

  (c) In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Record Holders of all outstanding Depositary Shares. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Depositary Shares.

  (d) Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

  Section 5.5. Corporate Notices and Reports. The Company agrees that it will transmit to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Depositary Shares, in each case at the address recorded in the Depositary's books, copies of all notices, reports and communications (including financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Charter (including the Certificate of Designations) to be furnished by the Company to holders of the Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Depositary Shares at the Company's expense such other documents as may be requested by the Company.

  Section 5.6. Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Agreement and the Depositary Shares (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Depositary Shares or the Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent.

  Section 5.7. Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Receipts, any redemption of the Stock at the option of the Company and any withdrawals of Stock by holders of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of a Depositary Share, the Depositary incurs charges or expenses for which the Depositary is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary, any Depositary's Agent hereunder and any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.


                                  ARTICLE VI

                           Amendment and Termination
                           -------------------------

  Section 6.1. Amendment. The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which materially and adversely alters the rights of the existing holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Depositary Share at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Share, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.3, 2.6 and Article III, of any owner of Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

   Section 6.2.  Termination.

   (a) This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed and any accumulated and unpaid dividends on the Stock represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Receipts are entitled under the terms of such Receipts or this Agreement, have been paid or distributed as provided in this Agreement or provision therefor has been duly made pursuant to Section 2.3, or there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts pursuant to Section 4.1 or 4.2, as applicable and (ii) reasonable notice has been given to any holders of Receipts.

   (b) If any Receipts shall remain outstanding after the date of termination of this Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in Section 4.3 and shall continue to deliver the Stock and any money and other property represented by Receipts upon surrender by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Agreement except to account for such net proceeds and money and other property.

   (c) Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Depositary, any Depositary's Agents and any Registrar under Sections 5.6 and 5.7.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

   Section 7.1. Counterparts. This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

   Section 7.2. Exclusive Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

   Section 7.3. Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

   Section 7.4.  Notices.

  (a) Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram or telex confirmed by letter, addressed to the Company at 1400 AmSouth-Sonat Tower, Birmingham, Alabama 35203, to the attention of the Treasurer, or at any other address of which the Company shall have notified the Depositary in writing.

  (b) Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at the Depositary's Office or at any other address of which the Depositary shall have notified the Company in writing.

  (c) Any and all notices to be given to any Record Holder of a Depositary Share hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such holder shall have filed with the

Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

  (d) Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Depositary Share, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

   Section 7.5. Depositary's Agents. The Depositary may from time to time, with the prior approval of the Company, appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action in writing.

   Section 7.6. Holders of Receipts Are Parties. The holders of Depositary Shares from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts evidencing such Depositary Shares by acceptance of delivery thereof.

   Section 7.7. Governing Law. THIS AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

   Section 7.8. Inspection of Agreement. Copies of this Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Depository Share.

   Section 7.9. Headings. The headings of articles and sections in this Agreement and in the form of Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

   In Witness Whereof, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Depositary Shares shall become parties hereto by and upon acceptance by them of delivery of Receipts evidencing such Depositary Shares and issued in accordance with the terms hereof.

                            AMSOUTH BANCORPORATION



                            By:_______________________
                               Name:
                               Title:


                            [NAME OF DEPOSITARY]



                            By:_______________________
                               Authorized Officer

                                                                       EXHIBIT A


                          FORM OF DEPOSITARY RECEIPT
                             FOR DEPOSITARY SHARES

                       [GENERAL FORM OF FACE OF RECEIPT]

NUMBER                                      DEPOSITARY SHARES

                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
               REPRESENTING ____________________ PREFERRED STOCK


                            AMSOUTH BANCORPORATION

             Incorporated under the laws of the State of Delaware
                    This Depositary Receipt is transferable
                      in the City of ____________________

  ______________________________, as Depositary, (the "Depositary"), hereby certifies that ______________________________ is the registered owner of ____________________ Depositary Shares ("Depositary Shares"), each Depositary Share representing ____________________ of one share of ____________________
Preferred Stock, Series __, without par value (the "Stock"), of AmSouth Bancorporation, a Delaware corporation (the "Company"), on deposit with the Depositary and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock held by the Depositary, subject to the terms and entitled to the benefits of the Agreement dated as of ____________________, 199- (the "Agreement"), between the Company, the Depositary and all holders from time to time of Depositary Receipts. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:            Depositary



            By:__________________________
                      Authorized Officer

            Registrar



            By:__________________________
                      Authorized Officer

                         [FORM OF REVERSE OF RECEIPT]

                            AMSOUTH BANCORPORATION


  AmSouth Bancorporation will furnish without charge to each receiptholder who so requests a copy of the Agreement and a statement or summary of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which AmSouth Bancorporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request is to be addressed to the Secretary of AmSouth Bancorporation.

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - _____________ Custodian ____________
                       (Cust)                 (Minor)
      under the Uniform Gifts to Minors Act _______
                  (State)


 Additional abbreviations may also be used though not in the above list.


For value received, ____________________ hereby sell(s), assign(s) and transfer(s) unto _____________________________
          (Please insert social security or other identifying number of Assignee)



____________________________________________________________
Please print or typewrite Name and address including postal Zip Code of Assignee


____________________ Depositary Shares represented by the within receipt and all rights thereunder, and do hereby irrevocably constitute and appoint

____________________ Attorney to transfer said Depositary Shares on the books of the within-named Depositary with full power of substitution in the premises.

Dated:  ____________________



___________________________________

NOTICE. The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration or enlargement or any change whatever.

                                      -2-